Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-69077, No. 333-51091, No. 333-50895, No. 333-17097, No. 333-68880 and No. 333-76676 of DVI, Inc. on Form S-3 and in Registration Statements No. 333-69083, No. 333-50837, No. 333-50695, No. 333-50693 and No. 333-50691 of DVI, Inc. on Form S-8 of our report dated July 9, 2003, appearing in the Annual Report on Form 11-K of DVI Financial Services, Inc. Employee Savings Plan, Commission File Number 0-16271, for the year ended December 31, 2002.

/s/    WISS & COMPANY

WISS & COMPANY, LLP

Livingston, New Jersey

July 11, 2003

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